CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Investment Trust of our reports dated December 7, 2023 and December 15, 2023, relating to the financial statements and financial highlights, of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended October 31, 2023. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

February 22, 2024

Appendix A

Trust	Fund Name	Report Date
John Hancock Investment Trust	John Hancock Global Environmental Opportunities Fund	December 7, 2023
John Hancock Investment Trust	John Hancock Fundamental Large Cap Core Fund	December 7, 2023
John Hancock Investment Trust	John Hancock ESG International Equity Fund	December 7, 2023
John Hancock Investment Trust	John Hancock ESG Large Cap Core Fund	December 7, 2023
John Hancock Investment Trust	John Hancock Global Thematic Opportunities Fund	December 7, 2023
John Hancock Investment Trust	John Hancock International Dynamic Growth Fund	December 7, 2023
John Hancock Investment Trust	John Hancock Small Cap Core Fund	December 7, 2023
John Hancock Investment Trust	John Hancock Diversified Macro Fund	December 15, 2023
John Hancock Investment Trust	John Hancock Infrastructure Fund	December 15, 2023
John Hancock Investment Trust	John Hancock Emerging Markets Equity Fund	December 15, 2023
John Hancock Investment Trust	John Hancock Balanced Fund	December 15, 2023
John Hancock Investment Trust	John Hancock Disciplined Value International Fund	December 15, 2023
John Hancock Investment Trust	John Hancock Seaport Long/Short Fund	December 15, 2023

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